As filed with the Securities and Exchange Commission on May 19, 2023

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WINDTREE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3171943
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(215) 488-9300

(Address, including zip code, of Principal Executive Offices)

Windtree Therapeutics, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Craig E. Fraser

President & Chief Executive Officer

Windtree Therapeutics, Inc.

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Name and Address of agent for service)

(215) 488-9300

(Telephone number, including area code, of agent for service)

With copies to:

Diane Carman Senior Vice President, General Counsel Windtree Therapeutics, Inc. 2600 Kelly Road, Suite 100 Warrington, Pennsylvania 18976 (215) 488-9300	Rachael M. Bushey Jennifer L. Porter Goodwin Procter LLP 2929 Arch Street Suite #1700 Philadelphia, Pennsylvania 19104 (445) 207-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 30,888 shares of common stock, par value $0.001 per share (“Common Stock”), of Windtree Therapeutics, Inc. (the “Company”) that were added to the number of shares authorized for issuance under the Windtree Therapeutics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”) for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.

The Company previously filed Registration Statements on Form S-8 (File No. 333-265053 and File No. 333-253065) (the “Prior Registration Statements”) with the Securities and Exchange Commission (the “Commission”) on May 18, 2022 and February 12, 2021 to register 22,615 and 30,710 shares of Common Stock, respectively, that were authorized for issuance under the 2020 Plan. Upon the effectiveness of this Registration Statement, an aggregate of 84,213 shares of Common Stock will be registered for issuance from time to time under the 2020 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statement are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents constituting Part I of this Registration Statement will be delivered to participants in the 2020 Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the information described above should be directed to Investor Relations at ir@windtreetx.com or Jamie McAndrew, the Company’s Corporate Controller, at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

●

the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on March 31, 2023, as amended by the Company’s Annual Report on Form 10-K/A filed with the Commission on May 1, 2023;

●	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Commission on May 15, 2023;

●	the Company's Definitive Proxy Statement on Form DEF 14A filed with the Commission on January 10, 2023;

●

the Company’s Current Reports on Form 8-K (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed with the Commission on January 19, 2023, January 26, 2023, February 8, 2023, February 22, 2023, February 23, 2023, April 19, 2023 and April 24, 2023; and

●

the description of the Common Stock included in Exhibit 4.16 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents the Company subsequently files (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including all such documents the Company may file with the Commission after the date of this Registration Statement and prior to the effectiveness of this Registration Statement, but excluding any information furnished to, rather than filed with, the Commission, will also be incorporated by reference into this Registration Statement and deemed to be part of this Registration Statement from the date of the filing of such reports and documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy, without charge, of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the address and telephone number on the cover of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Not applicable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, as filed with the Commission on March 31, 2023).

4.2	Amended and Restated By-Laws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the Commission on August 11, 2022).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

99.1	Windtree Therapeutics, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, as filed with the Commission on December 31, 2020).

99.2	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 4.5 to the Company’s Form S-8, as filed with the Commission on February 12, 2021).

99.3	Form of Stock Option Award Agreement (incorporated by reference to Exhibit 4.6 to the Company’s Form S-8, as filed with the Commission on February 12, 2021).

107*	Filing Fee Table.

* Filed herewith

Item 9. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrington, Commonwealth of Pennsylvania, on May 19, 2023.

Windtree Therapeutics, Inc.

By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig E. Fraser as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig E. Fraser	Director, President, and Chief Executive Officer	May 19, 2023
Craig E. Fraser	(Principal Executive Officer)

/s/ John Tattory	Interim Chief Financial Officer	May 19, 2023
John Tattory	(Principal Financial and Accounting Officer)

/s/ Daniel Geffken	Director	May 19, 2023
Daniel Geffken

/s/ Robert Scott, M.D.	Director	May 19, 2023
Robert Scott, M.D.

/s/ Leslie J. Williams	Director	May 19, 2023
Leslie J. Williams